UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2009

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On December 10, 2009, Mr. Randall R. Harwood, age 53, who is currently serving as District Vice President of Graybar Electric Company, Inc. (the “Company”), was named to the Board of Directors and the Audit Committee.  He has served as District Vice President since September 2004.

There is no arrangement or understanding between Mr. Harwood and any other person pursuant to which Mr. Harwood was elected as a director and Mr. Harwood is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Harwood receives compensation from the Company for his services as District Vice President.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Effective December 10, 2009, the Board of Directors of the Company amended its bylaws to, among other things, revise and update titles and descriptions of the duties and authority of certain officers, increase from 50 to 60 days the time available to fix the record date for voting at a meeting of the shareholders and for determining shareholders entitled to receive dividends, distributions, rights and other interests, increase from 50 to 60 days the maximum date by which the Company may provide notice to shareholders of shareholder meetings and extend the indemnification provision, which previously limited the Company’s indemnification obligations to directors and officers, to certain non-officers of the Company.

Item 9.01         Financial Statements and Exhibits.

(d)               Exhibits.

(3)(ii)   By-Laws of Graybar Electric Company, Inc., as amended as of December 10, 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        GRAYBAR ELECTRIC COMPANY, INC.

Date:   December 15, 2009                                                              By:       /s/ Matthew W. Geekie
                                                                                                                     Matthew W.Geekie
                                                                                                                     Senior Vice President, Secretary &
                                                                                                                     General Counsel